Exhibit 10.2

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

MASSACHUSETTS INSTITUTE OF TECHNOLOGY

and

STILL RIVER SYSTEMS, INC.

PATENT LICENSE AGREEMENT

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

TABLE OF CONTENTS

TABLE OF CONTENTS	ii
R E C I T A L S	1
1. Definitions	2
2. Grant of Rights	5
3. Company Exclusivity and Diligence Obligations	8
4. Royalties and Payment Terms	9
5. Reports and Records	11
6. Patent Prosecution	13
7. Infringement	14
8. Indemnification and Insurance	16
9. No Representations or Warranties	17
10. Assignment	18
11. General Compliance with Laws	18
12. Termination	19
13. Dispute Resolution	21
14. Miscellaneous	23
APPENDIX A	27
APPENDIX B	28

ii

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

MASSACHUSETTS INSTITUTE OF TECHNOLOGY

EXCLUSIVE PATENT LICENSE AGREEMENT

This Agreement, effective as of the date set forth above the signatures of the parties below (the “EFFECTIVE DATE”), is between the Massachusetts Institute of Technology (“M.I.T.”), a Massachusetts corporation, with a principal office at 77 Massachusetts Avenue, Cambridge, MA 02139-4307 and Still River Systems, Inc. (“COMPANY”), a Delaware corporation, with a principal place of business at 300 Foster Street, Littleton, MA 01460.

R E C I T A L S

WHEREAS, M.I.T. and COMPANY are parties to that certain Sponsored Research Agreement dated July 1, 2004 pursuant to which M.I.T. granted COMPANY the right to take a license to certain inventions conceived by M.I.T. during the performance of the sponsored research;

WHEREAS, M.I.T. and COMPANY entered into a Patent License Agreement dated August 17, 2006 (the “2006 PATENT LICENSE”);

WHEREAS, M.I.T. is the owner of certain PATENT RIGHTS (as later defined herein) relating to M.I.T. Case No. [***] M.I.T. Case No. [***] M.I.T. Case No. [***] and M.I.T. Case No. [***]

WHEREAS, M.I.T. desires to have the PATENT RIGHTS developed and commercialized to benefit the public and is willing to grant a license thereunder; and

WHEREAS, COMPANY and M.I.T. desire to establish a new license to replace the 2006 PATENT LICENSE upon the terms and conditions hereinafter set forth.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

NOW, THEREFORE, M.I.T. and COMPANY hereby agree as follows:

1. DEFINITIONS.

1.1 “AFFILIATE” shall mean any legal entity (including, but not limited to, a corporation, partnership, or limited liability company) that is controlled by COMPANY. For the purposes of this definition, the term “control” means (i) beneficial ownership of at least fifty percent (50%) of the voting securities of a corporation or other business organization with voting securities or (ii) a fifty percent (50%) or greater interest in the net assets or profits of a partnership or other business organization without voting securities.

1.2 “CLINICAL INSTALLATION” shall mean a PROTON CYCLOTRON that is a LICENSED PRODUCT shipped to a customer site as agreed between COMPANY and its customer.

1.3 “COMMERCIAL SALE” shall mean the event when COMPANY can first recognize revenue for the sale of a LICENSED PRODUCT according to Generally Accepted Accounting Practices (GAAP) in the United States of America.

1.4 “FIELDS OF USE” shall mean the fields defined below:

(a) “EXCLUSIVE FIELD ONE” shall mean [***].

(b) “EXCLUSIVE FIELD TWO” shall mean [***].

(c) “NON-EXCLUSIVE FIELD” shall mean proton radiotherapy medical installations.

1.5 “LICENSED PRODUCT” shall mean any product the manufacture, use, sale or importation of which, absent the license granted hereunder, would infringe one or more VALID CLAIMS within the PATENT RIGHTS. The parties acknowledge and agree that the PROTON CYCLOTRON and/or components thereof which COMPANY plans to commercialize as part of its Monarch 250 ™ Treatment System (including as it exists as of the EFFECTIVE DATE) is the initial LICENSED PRODUCT developed hereunder.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

1.6 “NET SALES” shall mean the gross amount received by COMPANY and its AFFILIATES and SUBLICENSEES for LICENSED PRODUCTS including any pre-payments for LICENSED PRODUCTS, less the following:

(i) customary trade, quantity, or cash discounts to the extent actually allowed and taken;

(ii) amounts repaid or credited by reason of rejection or return;

(iii) to the extent separately stated on purchase orders, invoices, or other documents of sale, any taxes or other governmental charges levied on the production, sale, transportation, delivery, or use of a LICENSED PRODUCT which is paid by or on behalf of COMPANY; and

(iv) outbound transportation costs prepaid or allowed and costs of insurance in transit.

No deductions shall be made for commissions paid to individuals whether they be with independent sales agencies or regularly employed by COMPANY and on its payroll, or for cost of collections. If a LICENSED PRODUCT is distributed at a discounted price that is substantially lower than the customary price charged by COMPANY, or distributed for non-cash consideration (whether or not at a discount), NET SALES shall be calculated based on the non-discounted amount charged to an independent third party for LICENSED PRODUCT sold during the same REPORTING PERIOD or, in the absence of such sales, on the fair market value of the LICENSED PRODUCT.

1.7 “PATENT CHALLENGE” shall mean a challenge to the validity, patentability, and/or enforceability of any of the PATENT RIGHTS (as defined below) or otherwise opposing any of the PATENT RIGHTS. It is understood and agreed that good faith efforts to confirm and/or correct inventorship on any patent, as defined in Section 1.8 (b), (c), (d), or (e) below, granted after the EFFECTIVE DATE shall not be deemed a PATENT CHALLENGE. The foregoing notwithstanding, COMPANY, based on its reasonable review of the PATENT RIGHTS documents published before the EFFECTIVE DATE and cited in Section 1.8, knows of no reason that confirmation and/or correction of inventorship on any patent defined in Section 1.8 (b), (c), (d), or (e) is warranted.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

1.8 “PATENT RIGHTS” shall mean:

(a) the United States and international patents listed on Appendix A;

(b) the United States and international patent applications and/or provisional applications listed on Appendix A and the patents issuing therefrom;

(c) any patent applications claiming priority to or converted from the provisional applications listed on Appendix A, and any divisionals, continuations, continuation-in-part applications, and continued prosecution applications (and their relevant international equivalents) of the patent applications listed on Appendix A and of such patent applications claiming priority to or converted from the provisional applications listed on Appendix A, to the extent the claims are directed to subject matter specifically described in the patent applications listed on Appendix A, and the patents issuing therefrom;

(d) any patents issuing from reissues, reexaminations, or extensions (and their relevant international equivalents) of the patents described in (a), (b), and (c) above; and

(e) international (non-United States) patent applications and provisional applications filed after the EFFECTIVE DATE and claiming priority to any of the applications listed on Exhibit A or converted from any provisional applications listed on Appendix A and the relevant international equivalents to divisionals, continuations, continuation-in-part applications and continued prosecution applications of those patent applications to the extent the claims are directed to subject matter specifically described in the patents or patent applications referred to in (a), (b), (c), and (d) above, and the patents issuing therefrom.

1.9 “311 PATENT” shall mean claims 30, 31, 32, and 38 of United States Patent No. (USPN) 7,728,311, “Charged Particle Radiation Therapy,” issued June 1, 2010 to Kenneth Gall and

(a) any claim, to the extent such claim reads on a LICENSED PRODUCT not mounted on a TREATMENT GANTRY, of related patents resulting from continuations, continuations-in-part, divisional, reissues, reexaminations, or extensions (and their relevant international equivalents); and

(b) any claim, to the extent such claim reads on a LICENSED PRODUCT not mounted on a TREATMENT GANTRY, of related international (non-United States) patent applications and provisional applications and the relevant international equivalents to divisionals, continuations, continuation-in-part applications and continued prosecution applications and the resulting patents.

1.10 “PROTON CYCLOTRON” shall mean a device composed of a magnet, cryogenic cooler, ion source, beam extraction and focusing system, accelerating dees, the charging and protection system for the magnet, cryogenic cooler, RF power supply and its instrumentation and control, and vacuum equipment. It does not include the gantry, inner gantry, treatment room environment, couch, non-PROTON CYCLOTRON control system, software, installation, and training.

1.11 “REPORTING PERIOD” shall begin on the first day of each calendar quarter and end on the last day of such calendar quarter.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

1.12 “SUBLICENSE INCOME” shall mean any payments that COMPANY or an AFFILIATE receives from a SUBLICENSEE in consideration of the sublicense of the rights granted COMPANY and AFFILIATES under Section 2.1, including without limitation license fees, milestone payments, license maintenance fees, and other payments, but specifically excluding royalties based on sales of LICENSED PRODUCT by such SUBLICENSEE. Amounts paid to COMPANY or an AFFILIATE by a SUBLICENSEE as an equity investment, or to sponsor research, or in consideration for goods and services provided by COMPANY shall not be SUBLICENSE INCOME.

1.13 “SUBLICENSEE” shall mean any non-AFFILIATE sublicensee of the rights granted COMPANY under Section 2.1.

1.14 “TERM” shall mean the term of this Agreement, which shall commence on the EFFECTIVE DATE and shall remain in effect until the expiration or termination of the last VALID CLAIM within the PATENT RIGHTS, unless earlier terminated in accordance with the provisions of this Agreement.

1.15 “TERRITORY” shall mean world-wide.

1.16 “TREATMENT GANTRY” shall mean an apparatus that directs a proton beam to a patient treatment isocenter [***].

1.17 “VALID CLAIM” shall mean (i) a pending claim in any patent application within the PATENT RIGHTS that has not been pending for more than six (6) years, or (ii) a claim of any issued patent within the PATENT RIGHTS that has not been held unenforceable or invalid by a final decision of a court or other government agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and that is not admitted to be invalid or unenforceable through reissue, disclaimer or otherwise.

2. GRANT OF RIGHTS.

2.1 License Grants. Subject to the terms of this Agreement, M.I.T. hereby grants to COMPANY and its AFFILIATES for the TERM a royalty-bearing license under the PATENT RIGHTS to develop, make, have made, use, sell, offer to sell, lease, and import LICENSED PRODUCTS in the FIELDS OF USE in the TERRITORY.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

2.2 Exclusivity. Except as cited in Section 2.5 below, M.I.T. has not granted any license under the PATENT RIGHTS in EXCLUSIVE FIELD ONE or in EXCLUSIVE FIELD TWO, and M.I.T. agrees that it shall not grant any other license in the TERRITORY to offer to sell, sell, lease, or import LICENSED PRODUCTS in EXCLUSIVE FIELD ONE during the term of EXCLUSIVE FIELD ONE as defined in Section 3.1 below and/or to, develop, make, have made, use, sell, offer to sell, lease, or import LICENSED PRODUCTS in EXCLUSIVE FIELD TWO during the terms of EXCLUSIVE FIELD ONE and EXCLUSIVE FIELD TWO as respectively defined in Sections 3.1 and 3.2 below.

2.3 Sublicenses. COMPANY shall have the right to grant sublicenses of its rights under Section 2.1, but only in EXCLUSIVE FIELD TWO during the terms of EXCLUSIVE FIELD ONE and EXCLUSIVE FIELD TWO as respectively defined in Sections 3.1 and 3.2 below. COMPANY shall incorporate terms and conditions into its sublicense agreements sufficient to enable COMPANY to comply with this Agreement. COMPANY shall promptly furnish M.I.T. with a fully signed photocopy of any sublicense agreement. Upon termination of this Agreement for any reason, any SUBLICENSEE not then in default shall have the right to seek a license from M.I.T. M.I.T. agrees to negotiate such licenses in good faith under reasonable terms and conditions.

COMPANY shall have the right to grant sublicenses of its rights under Section 2.1 outside of EXCLUSIVE FIELD TWO with the consent of M.I.T. which consent shall not be unreasonably withheld.

2.4 U.S. Manufacturing. COMPANY agrees that any LICENSED PRODUCTS used or sold in the United States will be manufactured substantially in the United States as and to the extent required by applicable law.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

2.5 Retained Rights.

(a) Research and Educational Use. M.I.T. retains the right on behalf of itself and all other non-profit research institutions to practice under (i) the PATENT RIGHTS and (ii) 311 PATENT in the event [***].

(b) Federal Government. COMPANY acknowledges that the U.S. federal government retains a royalty-free, non-exclusive, non-transferable license to practice any government-funded invention claimed in any PATENT RIGHTS as set forth in 35 U.S.C. §§ 201-211, and the regulations promulgated thereunder, as amended, or any successor statutes or regulations.

2.6 License Grants in [***].

(a) Grant from COMPANY to M.I.T. COMPANY hereby grants to M.I.T. a perpetual, worldwide, royalty-free license with the right to sublicense under 311 PATENT to develop, make, have made, use, sell, offer to sell, lease, or import products in all fields except M.I.T. shall not have the rights (i) to sublicense the right to sell, offer to sell, lease, or import products in EXCLUSIVE FIELD ONE during the term of EXCLUSIVE FIELD ONE as defined in Section 3.1 below or (ii) to sublicense the right to develop, make, have made, use, sell, offer to sell, lease, or import products in EXCLUSIVE FIELD TWO.

(b) Grant from M.I.T. to COMPANY. In the event M.I.T. becomes a co-owner of [***] or any other patent or patent application coming within the definition of 311 PATENT in Section 1.9 above, M.I.T. agrees that it shall not grant any license under [***] or any other patent or patent application coming within the definition of 311 PATENT in Section 1.9 above (i) to offer to sell, sell, lease, or import products in EXCLUSIVE FIELD ONE during the term of EXCLUSIVE FIELD ONE as defined in Section 3.1 below or (ii) to develop, make, have made, use, sell, offer to sell, lease, or import products in EXCLUSIVE FIELD TWO.

(c) Rights in EXCLUSIVE FIELD TWO. M.I.T. shall have no right to grant rights under [***] or any other patent or patent application coming within the definition of 311 PATENT in Section 1.9 above in EXCLUSIVE FIELD TWO.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

2.7 No Additional Rights. Nothing in this Agreement shall be construed to confer any rights upon COMPANY by implication, estoppel, or otherwise as to any technology or patent rights of M.I.T. or any other entity other than the PATENT RIGHTS, regardless of whether such technology or patent rights shall be dominant or subordinate to any PATENT RIGHTS.

3. COMPANY EXCLUSIVITY AND DILIGENCE OBLIGATIONS.

3.1 The term of exclusivity for EXCLUSIVE FIELD ONE shall begin on EFFECTIVE DATE and continue until December 31, 2014 provided that COMPANY shall have achieved at least three (3) CLINICAL INSTALLATIONS by December 31, 2013. If COMPANY shall have achieved at least seven (7) CLINICAL INSTALLATIONS by June 30, 2014, the term of EXCLUSIVE FIELD ONE shall continue until June 30, 2015. If COMPANY has not achieved three (3) CLINICAL INSTALLATIONS by December 31, 2013, COMPANY’s exclusivity for EXCLUSIVE FIELD ONE shall end on December 31, 2013. If COMPANY has achieved at least three (3) CLINICAL INSTALLATIONS by December 31, 2013 and COMPANY has not achieved at least seven (7) CLINICAL INSTALLATIONS by June 30, 2014, COMPANY’s exclusivity for EXCLUSIVE FIELD ONE shall end on December 31, 2014.

3.2 The term of exclusivity for EXCLUSIVE FIELD TWO shall begin at the end of the term of exclusivity for EXCLUSIVE FIELD ONE and continue for the TERM, provided however, if COMPANY has not achieved at least four (4) new CLINICAL INSTALLATIONS in the first full calendar year of the term of exclusivity for EXCLUSIVE FIELD TWO and each subsequent year thereafter, then all exclusivity shall end and the COMPANY shall thereafter have only a non-exclusive license in the NON-EXCLUSIVE FIELD.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

4. ROYALTIES AND PAYMENT TERMS.

4.1 Consideration for Grant of Rights.

(a) License Issue Fee and Patent Cost Reimbursement. COMPANY shall pay to M.I.T. on the EFFECTIVE DATE a license issue fee of Three Hundred Thousand dollars ($300,000), and, in accordance with Section 6.3, shall reimburse M.I.T. for its actual expenses incurred, not to exceed [***] as of the EFFECTIVE DATE in connection with obtaining the PATENT RIGHTS. These payments are nonrefundable.

(b) License Maintenance Fees. COMPANY shall pay to M.I.T. the following license maintenance fees on the dates set forth below:

January 1, 2012	$	[	***]
January 1, 2013	$	[	***]
January 1, 2014	$	[	***]
and each January 1 of every year thereafter	$	[	***]

This annual license maintenance fee is nonrefundable; however, the license maintenance fee may be credited to running royalties subsequently due pursuant to Section 4.1 (c) during the same calendar year, if any. License maintenance fees paid in excess of running royalties due in such calendar year shall not be creditable to amounts due for future years.

(c) Running Royalties. COMPANY shall pay to M.I.T. a running royalty of [***] of NET SALES, but in no event less than [***] (hereinafter a “MINIMUM ROYALTY”) or more than [***] for each COMMERCIAL SALE of a LICENSED PRODUCT by COMPANY, AFFILIATES and SUBLICENSEES during the REPORTING PERIOD. For the sake of clarity, (i) a running royalty is only paid once for each LICENSED PRODUCT, (ii) only a running royalty, and not a MINIMUM ROYALTY, shall be due for the COMMERCIAL SALE of components for a PROTON CYCLOTRON that is a LICENSED PRODUCT and for which at least a MINIMUM ROYALTY has already been paid and, (iii) no running royalty is due for components replaced on a PROTON CYCLOTRON during its warranty period. In the event that a LICENSED PRODUCT is shipped to a customer site by COMPANY, an AFFILIATE, or a SUBLICENSEE without a COMMERCIAL SALE within [***] of said shipment, then COMPANY shall pay to M.I.T. a running royalty based on the market value of the LICENSED PRODUCT determined by the amount charged to an independent third party for LICENSED PRODUCT sold during the same REPORTING PERIOD. Running royalties shall be payable for each REPORTING PERIOD and shall be due to M.I.T. within [***] of the end of each REPORTING PERIOD.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

(d) Sharing of SUBLICENSE INCOME. COMPANY shall pay M.I.T. a total of [***] of all SUBLICENSE INCOME received by COMPANY or AFFILIATES. Such amount shall be payable for each REPORTING PERIOD and shall be due to M.I.T. within [***] of the end of each REPORTING PERIOD.

(f) Milestone payment for FDA approval. [***] shall be due to M.I.T. upon receipt of FDA approval for marketing of a LICENSED PRODUCT.

(e) Consequences of a PATENT CHALLENGE. In the event that (i) COMPANY or any of its AFFILIATES brings a PATENT CHALLENGE against M.I.T., or (ii) COMPANY or any of its AFFILIATES assists another party in bringing a PATENT CHALLENGE against M.I.T. (except as required under a court order or subpoena), and (iii) M.I.T. does not choose to exercise its rights to terminate this Agreement pursuant to Section 12.4, then the running royalties due hereunder shall be doubled for the remainder of the term of the AGREEMENT. In the event that such a PATENT CHALLENGE is successful, COMPANY will have no right to recoup any royalties paid during the period of challenge. In the event that a PATENT CHALLENGE is unsuccessful, COMPANY shall reimburse M.I.T. for all reasonable legal fees and expenses incurred in its defense against the PATENT CHALLENGE.

(g) No Multiple Royalties. If the manufacture, use, lease, or sale of any LICENSED PRODUCT is covered by more than one of the PATENT RIGHTS, multiple royalties shall not be due.

4.2 Payments.

(a) Method of Payment. All payments under this Agreement should be made payable to “Massachusetts Institute of Technology” and sent to the address identified in Section 14.1. Each payment should reference this Agreement and identify the obligation under this Agreement that the payment satisfies.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

(b) Payments in U.S. Dollars. All payments due under this Agreement shall be drawn on a United States bank and shall be payable in United States dollars. Conversion of foreign currency to U.S. dollars shall be made at the conversion rate existing in the United States (as reported by the Federal Reserve Bank of St. Louis) on the last working day of the calendar quarter of the applicable REPORTING PERIOD. Such payments shall be without deduction of exchange, collection, or other charges, and, specifically, without deduction of withholding or similar taxes or other government imposed fees or taxes, except as permitted in the definition of NET SALES.

(c) Late Payments. Any payments by COMPANY that are not paid on or before the date such payments are due under this Agreement shall bear interest, to the extent permitted by law, at two percentage points above the Prime Rate of interest as reported by the Federal Reserve Bank of St. Louis on the date payment is due.

5. REPORTS AND RECORDS.

5.1 Frequency of Reports.

(a) Before First COMMERCIAL SALE. Prior to the date of the first COMMERCIAL SALE of any LICENSED PRODUCT, COMPANY shall deliver reports to M.I.T. annually, within [***] of the end of each calendar year, containing information concerning the immediately preceding calendar year, as further described in Section 5.2.

(b) Upon First COMMERCIAL SALE of a LICENSED PRODUCT. COMPANY shall report to M.I.T. the date of first COMMERCIAL SALE of a LICENSED PRODUCT within [***] of occurrence in each country.

(c) After First COMMERCIAL SALE. After the first COMMERCIAL SALE of a LICENSED PRODUCT, COMPANY shall deliver reports to M.I.T. within [***] of the end of each REPORTING PERIOD, containing information concerning the immediately preceding REPORTING PERIOD, as further described in Section 5.2.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

5.2 Content of Reports and Payments. Each report delivered by COMPANY to M.I.T. shall contain at least the following information for the immediately preceding REPORTING PERIOD:

(i) the number of LICENSED PRODUCTS sold, leased or distributed by COMPANY, its AFFILIATES and SUBLICENSEES to independent third parties in each country, and, if applicable, the number of LICENSED PRODUCTS used by COMPANY, its AFFILIATES and SUBLICENSEES in the provision of services in each country;

(ii) total royalty payable pursuant to Section 4.1(c);

(iii) the amount of SUBLICENSE INCOME received by COMPANY from each SUBLICENSEE and the amount due to M.I.T. from such SUBLICENSE INCOME, including an itemized breakdown of the sources of income comprising the SUBLICENSE INCOME; and

(iv) the number of sublicenses entered into for the PATENT RIGHTS, LICENSED PRODUCTS.

If no amounts are due to M.I.T. for any REPORTING PERIOD, the report shall so state.

5.3 Financial Statements. On or before the ninetieth (90th) day following the close of COMPANY’s fiscal year, COMPANY shall provide M.I.T. with a copy of COMPANY’s financial statements for the preceding fiscal year including, at a minimum, a balance sheet and an income statement, certified by COMPANY’s treasurer or chief financial officer or by an independent auditor.

5.4 Records. COMPANY shall maintain, and shall cause its AFFILIATES and SUBLICENSEES to maintain, complete and accurate records relating to the rights and obligations under this Agreement and any amounts payable to M.I.T. in relation to this Agreement, which records shall contain sufficient information to permit M.I.T. to confirm the accuracy of any reports delivered to M.I.T. and compliance in other respects with this Agreement. The relevant party shall retain such records for at least [***] following the end of the calendar year to which they pertain, during which time M.I.T., or M.I.T.‘s appointed agents,

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shall have the right, at M.I.T.‘s expense, to inspect such records during normal business hours to verify any reports and payments made or compliance in other respects under this Agreement. In the event that any audit performed under this Section reveals an underpayment [***] COMPANY shall bear the full cost of such audit and shall remit any amounts due to M.I.T. within [***] of receiving notice thereof from M.I.T.

6. PATENT PROSECUTION.

6.1 Responsibility for PATENT RIGHTS. M.I.T. shall prepare, file, prosecute, and maintain all of the PATENT RIGHTS using attorneys reasonable acceptable to COMPANY, such acceptance not to be unreasonably withheld or delayed. COMPANY shall have reasonable opportunity to review and comment on all filings with all patent offices, and M.I.T. shall take comments provided by COMPANY into good faith consideration. COMPANY shall cooperate with M.I.T. in such filing, prosecution and maintenance.

If M.I.T. decides to abandon any PATENT RIGHTS it shall give reasonable notice to COMPANY and COMPANY shall have the right to be able to continue the prosecution and maintenance of any such PATENT RIGHTS and COMPANY shall not be subject to any payments or royalties under this Agreement for sales of any LICENSED PRODUCT covered by any claim of such PATENT RIGHTS.

6.2 International (non-United States) Filings. Appendix B is a list of countries in which patent applications corresponding to the United States patent applications listed in Appendix A shall be filed, prosecuted, and maintained. Appendix B may be amended by mutual agreement of COMPANY and M.I.T.

6.3 Payment of Expenses. Payment of all fees and costs, including attorneys fees, relating to the filing, prosecution and maintenance of the PATENT RIGHTS shall be the responsibility of COMPANY, whether such amounts were incurred before or after the EFFECTIVE DATE. As of April 26, 2011, M.I.T. has approximately [***] of unreimbursed expenses for such patent-related fees and costs. COMPANY shall reimburse all amounts due pursuant to this Section within [***] of invoicing; late payments shall accrue interest pursuant to Section 4.2(c). In all instances, M.I.T. shall pay the fees prescribed for large entities to the United States Patent and Trademark Office.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

If M.I.T. licenses any of the PATENT RIGHTS to another commercial entity, M.I.T. shall require that entity to share the burden of future patent expenses with COMPANY on a pro rata basis.

7. INFRINGEMENT.

7.1 Notification of Infringement. Each party agrees to provide written notice to the other party promptly after becoming aware of any infringement of the PATENT RIGHTS.

7.2 Right to Prosecute Infringements.

(a) COMPANY Right to Prosecute. So long as COMPANY remains the exclusive licensee of the PATENT RIGHTS in the EXCLUSIVE FIELD ONE or EXCLUSIVE FIELD TWO in the TERRITORY, COMPANY, to the extent permitted by law, shall have the right, under its own control and at its own expense, to prosecute any third party infringement of the PATENT RIGHTS in the respective EXCLUSIVE FIELD ONE or EXCLUSIVE FIELD TWO in the TERRITORY, subject to Sections 7.4 and 7.5. If required by law, M.I.T. shall permit any action under this Section to be brought in its name, including being joined as a party-plaintiff, provided that COMPANY shall hold M.I.T. harmless from, and indemnify M.I.T. against, any costs, expenses, or liability that M.I.T. incurs in connection with such action.

Prior to commencing any such action, COMPANY shall consult with M.I.T. and shall consider the views of M.I.T. regarding the advisability of the proposed action and its effect on the public interest. COMPANY shall not enter into any settlement, consent judgment, or other voluntary final disposition of any infringement action under this Section without the prior written consent of M.I.T. which shall not be unreasonably withheld and which shall take into full consideration the business implications to COMPANY.

(b) M.I.T. Right to Prosecute. In the event that COMPANY is unsuccessful in persuading the alleged infringer to desist or fails to have initiated an infringement action within a reasonable time after COMPANY first becomes aware of the basis for such action, M.I.T. shall have the right, at its sole discretion, to prosecute such infringement under its sole control and at its sole expense, and any recovery obtained shall belong to M.I.T.

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7.3 Declaratory Judgment Actions. In the event that a PATENT CHALLENGE is brought against M.I.T. or COMPANY by a third party, M.I.T., at its option, shall have the right within twenty (20) days after commencement of such action to take over the sole defense of the action at its own expense. If M.I.T. does not exercise this right, COMPANY may take over the sole defense of the action at COMPANY’s sole expense, subject to Sections 7.4 and 7.5.

7.4 Offsets. COMPANY may offset a total of fifty percent (50%) of any expenses incurred under Sections 7.2 and 7.3 against any payments due to M.I.T. under Sections 4.1(b) and 4.1(c), provided that in no event shall such payments under Sections 4.1(b) and 4.1(c), when aggregated with any other offsets and credits allowed under this Agreement, be reduced by more than fifty percent (50%) in any REPORTING PERIOD.

7.5 Recovery. Any recovery settlement obtained in an action brought by COMPANY under Sections 7.2 or 7.3 shall be distributed as follows: (i) each party shall be reimbursed for any expenses incurred in the action (including the amount of any royalty or other payments withheld from M.I.T. as described in Section 7.4 and any costs paid by COMPANY on behalf of M.I.T. under Section 7.2(a), (ii) as to ordinary damages, COMPANY shall receive an amount equal to its lost profits or a reasonable royalty on the infringing sales, or whichever measure of damages the court shall have applied, and COMPANY shall pay to M.I.T. based upon such amount a reasonable approximation of the royalties and other amounts that COMPANY would have paid to M.I.T. if COMPANY had sold the infringing products, processes and services rather than the infringer, (iii) as to special or punitive damages, the parties shall share equally in any award, and (iv) COMPANY shall receive all of any assessed attorneys fees and costs.

7.6 Cooperation. Each party agrees to cooperate in any action under this Article which is controlled by the other party, provided that the controlling party reimburses the cooperating party promptly for any costs and expenses incurred by the cooperating party in connection with providing such assistance.

7.7 Right to Sublicense. So long as COMPANY remains the exclusive licensee of the PATENT RIGHTS in EXCLUSIVE FIELD ONE or EXCLUSIVE FIELD TWO, as applicable under this Agreement, in the TERRITORY, COMPANY shall have the sole right to sublicense any alleged infringer in the EXCLUSIVE FIELD ONE or EXCLUSIVE FIELD TWO in the

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TERRITORY for future use of the PATENT RIGHTS in accordance with the terms and conditions of this Agreement relating to sublicenses. Any upfront fees as part of such sublicense shall be shared equally between COMPANY and M.I.T.; other revenues to COMPANY pursuant to such sublicense shall be treated as set forth in Article 4.

8. INDEMNIFICATION AND INSURANCE.

8.1 Indemnification.

(a) Indemnity. COMPANY shall indemnify, defend, and hold harmless M.I.T. and its trustees, officers, faculty, students, employees, and agents and their respective successors, heirs and assigns (the “Indemnitees”), against any liability, damage, loss, or expense (including reasonable attorneys’ fees and expenses) incurred by or imposed upon any of the Indemnitees in connection with any claims, suits, investigations, actions, demands or judgments arising out of or related to COMPANY’s exercise of any rights granted to COMPANY under this Agreement or any breach of this Agreement by COMPANY.

(b) Procedures. The Indemnitees agree to provide COMPANY with prompt written notice of any claim, suit, action, demand, or judgment for which indemnification is sought under this Agreement. COMPANY agrees, at its own expense, to provide attorneys reasonably acceptable to M.I.T. to defend against any such claim. The Indemnitees shall cooperate fully with COMPANY in such defense and will permit COMPANY to conduct and control such defense and the disposition of such claim, suit, or action (including all decisions relative to litigation, appeal, and settlement); provided, however, that any Indemnitee shall have the right to retain its own counsel, at the expense of COMPANY, if representation of such Indemnitee by the counsel retained by COMPANY would be inappropriate because of actual or potential differences in the interests of such Indemnitee and any other party represented by such counsel. COMPANY agrees to keep M.I.T. informed of the progress in the defense and disposition of such claim and to consult with M.I.T. with regard to any proposed settlement.

8.2 Insurance. COMPANY shall obtain and carry in full force and effect commercial general liability insurance, including product liability and errors and omissions insurance which shall protect COMPANY and Indemnitees with respect to events covered by Section 8.1(a)

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above. Such insurance (i) shall be issued by an insurer licensed to practice in the Commonwealth of Massachusetts or an insurer pre-approved by M.I.T., such approval not to be unreasonably withheld, (ii) shall list M.I.T. as an additional insured thereunder, (iii) shall be endorsed to include product liability coverage, and (iv) shall require thirty (30) days written notice to be given to M.I.T. prior to any cancellation or material change thereof. The limits of such insurance shall not be less than One Million Dollars ($1,000,000) per occurrence with an aggregate of Three Million Dollars ($3,000,000) for bodily injury including death; One Million Dollars ($1,000,000) per occurrence with an aggregate of Three Million Dollars ($3,000,000) for property damage; and One Million Dollars ($1,000,000) per occurrence with an aggregate of Three Million Dollars ($3,000,000) for errors and omissions. In the alternative, COMPANY may self-insure subject to prior approval of M.I.T., such approval shall not be unreasonably withheld. COMPANY shall provide M.I.T. with Certificates of Insurance evidencing compliance with this Section. COMPANY shall continue to maintain such insurance or self-insurance after the expiration or termination of this Agreement during any period in which COMPANY or any AFFILIATE or SUBLICENSEE continues (i) to make, use, or sell a product that was a LICENSED PRODUCT under this Agreement or (ii) to perform a service using a LICENSED PRODUCT, and thereafter for a period of five (5) years.

9. NO REPRESENTATIONS OR WARRANTIES.

EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND CONCERNING THE PATENT RIGHTS OR [***] AND EACH PARTY HEREBY DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS OF SUCH PARTY OR THIRD PARTIES, VALIDITY, ENFORCEABILITY AND SCOPE OF THE PATENT RIGHTS, WHETHER ISSUED OR PENDING, OR [***] AND THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE.

IN NO EVENT SHALL EITHER M.I.T., ITS TRUSTEES, DIRECTORS, OFFICERS, EMPLOYEES AND AFFILIATES OR COMPANY, ITS DIRECTORS, OFFICERS, EMPLOYEES AND AFFILIATES BE LIABLE FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING ECONOMIC DAMAGES OR INJURY TO PROPERTY AND LOST PROFITS, REGARDLESS OF WHETHER M.I.T. OR COMPANY, AS APPLICABLE, SHALL BE ADVISED, SHALL HAVE OTHER REASON TO KNOW, OR IN FACT SHALL KNOW OF THE POSSIBILITY OF THE FOREGOING.

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10. ASSIGNMENT.

This Agreement is personal to COMPANY and no rights or obligations may be assigned by COMPANY without the prior written consent of M.I.T. Notwithstanding the foregoing, COMPANY may assign this Agreement without the consent of M.I.T. in connection with the sale of all or substantially all of its assets (whether by merger, consolidation or otherwise); provided that the assignee shall have agreed in writing assume all obligation hereof and to be bound by the terms and conditions hereof prior to such assignment. Failure of such assignee to so agree shall be grounds for termination by M.I.T. under Section 12.3.

11. GENERAL COMPLIANCE WITH LAWS

11.1 Compliance with Laws. COMPANY shall use reasonable commercial efforts to comply with all commercially material local, state, federal, and international laws and regulations relating to the development, manufacture, use, and sale of LICENSED PRODUCTS.

11.2 Export Control. COMPANY and its AFFILIATES and SUBLICENSEES shall comply with all United States laws and regulations controlling the export of certain commodities and technical data, including without limitation all Export Administration Regulations of the United States Department of Commerce. Among other things, these laws and regulations prohibit or require a license for the export of certain types of commodities and technical data to specified countries. COMPANY hereby gives written assurance that it will comply with, and will cause its AFFILIATES and SUBLICENSEES to comply with, all United States export control laws and regulations, that it bears sole responsibility for any violation of such laws and regulations by itself or its AFFILIATES or SUBLICENSEES, and that it will indemnify, defend, and hold M.I.T. harmless (in accordance with Section 8.1) for the consequences of any such violation.

11.3 Non-Use of M.I.T. Name. COMPANY and its AFFILIATES and SUBLICENSEES shall not use the name of “Massachusetts Institute of Technology,” “Lincoln Laboratory” or any variation, adaptation, or abbreviation thereof, or of any of its trustees, officers, faculty, students,

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employees, or agents, or any trademark owned by M.I.T., or any terms of this Agreement in any promotional material or other public announcement or disclosure without the prior written consent of M.I.T, which consent M.I.T. may withhold in its sole discretion. The foregoing notwithstanding, without the consent of M.I.T., COMPANY may make factual statements during the term of this Agreement that COMPANY has a license from M.I.T. under one or more of the patents and/or patent applications comprising the PATENT RIGHTS.

11.4 Marking of LICENSED PRODUCTS. To the extent commercially feasible and consistent with prevailing business practices, COMPANY shall mark, and shall cause its AFFILIATES and SUBLICENSEES to mark, all LICENSED PRODUCTS that are manufactured or sold under this Agreement with the number of each issued patent under the PATENT RIGHTS that applies to such LICENSED PRODUCT.

12. TERMINATION.

12.1 Voluntary Termination by COMPANY. COMPANY shall have the right to terminate this Agreement, for any reason, (i) upon at least six (6) months prior written notice to M.I.T., such notice to state the date at least six (6) months in the future upon which termination is to be effective, and (ii) upon payment of all amounts due to M.I.T. through such termination effective date.

12.2 Cessation of Business. If COMPANY ceases to carry on its business related to this Agreement, M.I.T. shall have the right to terminate this Agreement immediately upon written notice to COMPANY.

12.3 Termination for Default.

(a) Nonpayment. In the event COMPANY fails to pay any amounts due and payable to M.I.T. hereunder, and fails to make such payments within sixty (60) days after receiving written notice of such failure, M.I.T. may terminate this Agreement immediately upon written notice to COMPANY.

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(b) Material Breach. In the event COMPANY commits a material breach of its obligations under this Agreement, except for breach as described in Section 12.3(a), and fails to cure that breach within sixty (60) days after receiving written notice thereof, M.I.T. may terminate this Agreement immediately upon written notice to COMPANY.

12.4 Termination as a Consequence of Patent Challenge.

(a) By COMPANY. If COMPANY or any of its AFFILIATES brings a PATENT CHALLENGE against M.I.T., or assists others in bringing a PATENT CHALLENGE against M.I.T. (except as required under a court order or subpoena), then M.I.T. may immediately terminate this Agreement.

(b) By SUBLICENSEE. If a SUBLICENSEE brings a PATENT CHALLENGE or assists another party in bringing a PATENT CHALLENGE (except as required under a court order or subpoena), then M.I.T. may send a written demand to COMPANY to terminate such sublicense. If COMPANY fails to so terminate such sublicense within ninety (90) days after M.I.T.’s demand, M.I.T. may immediately terminate this Agreement.

12. 5 Disputes regarding Termination. If COMPANY disputes any termination by M.I.T. under this Section, it must notify M.I.T. of the nature of such dispute and the proposed manner in which to resolve the dispute within twenty (20) days of receipt of notification of breach or notification of termination by M.I.T., whichever is sooner. If the parties do not resolve such dispute within ten (10) days of such notification, then COMPANY shall be required to initiate the dispute resolution procedures outlined in Section 13.3(a) within five (5) days. If it does not do so, COMPANY shall be considered to have waived its rights to dispute the termination.

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12.6 Effect of Termination.

(a) Survival. The following provisions shall survive the expiration or termination of this Agreement:

•     Article 1 (“Definitions”);

•     Article 8 (“Indemnification and Insurance”);

•     Article 9 (“No Representations or Warranties”);

•     Article 13 (“Dispute Resolution”);

•     Article 14 (“Miscellaneous”);

•     Section 2.6(a) (“Grant from COMPANY to M.I.T”)

•     Section 2.6(c) (“Rights in EXCLUSIVE FIELD TWO”)

•     Section 5.2 (“Content of Reports and Payments”);

•     Section 5.4 (“Records”);

•     Section 11.1 (“Compliance With Laws”);

•     Section 11.2 (“Export Control”); and

•     Section 12.6 (“Effect of Termination”).

(b) Pre-termination Obligations. In no event shall termination of this Agreement release COMPANY, AFFILIATES, or SUBLICENSEES from the obligation to pay any amounts that became due on or before the effective date of termination.

13. DISPUTE RESOLUTION.

13.1 Mandatory Procedures. The parties agree that any dispute arising out of or relating to this Agreement shall be resolved solely by means of the procedures set forth in this Article, and that such procedures constitute legally binding obligations that are an essential provision of this Agreement. If either party fails to observe the procedures of this Article, as may be modified by their written agreement, the other party may bring an action for specific performance of these procedures in any court of competent jurisdiction.

13.2 Equitable Remedies. Although the procedures specified in this Article are the sole and exclusive procedures for the resolution of disputes arising out of or relating to this Agreement, either party may seek a preliminary injunction or other provisional equitable relief if, in its reasonable judgment, such action is necessary to avoid irreparable harm to itself or to preserve its rights under this Agreement.

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13.3 Dispute Resolution Procedures.

(a) Mediation. In the event of any dispute arising out of or relating to this Agreement, either party may initiate mediation upon written notice to the other party (“Notice Date”) pursuant to Section 14.1, whereupon both parties shall be obligated to engage in a mediation proceeding. The mediation shall commence within [***] of the Notice Date. The mediation shall be conducted by a single mediator in Boston, Massachusetts. The party requesting mediation shall designate two (2) or more nominees for mediator in its notice. The other party may accept one of the nominees or may designate its own nominees by notice addressed to the American Arbitration Association (AAA) and copied to the requesting party. If within, fifteen (15) days following the request for mediation, the parties have not selected a mutually acceptable mediator, a mediator shall be appointed by the AAA according to the Commercial Mediation Rules. The mediator shall attempt to facilitate a negotiated settlement of the dispute, but shall have no authority to impose any settlement terms on the parties. The expenses of the mediation shall be borne equally by the parties, but each party shall be responsible for its own counsel fees and expenses.

(b) Trial Without Jury. If the dispute is not resolved by mediation [***] days after commencement of mediation, each party shall have the right to pursue any other remedies legally available to resolve the dispute, provided, however, that the parties expressly waive any right to a jury trial in any legal proceeding under this Article.

13.4 Performance to Continue. Each party shall continue to perform its undisputed obligations under this Agreement pending final resolution of any dispute arising out of or relating to this Agreement; provided, however, that a party may suspend performance of its undisputed obligations during any period in which the other party fails or refuses to perform its undisputed obligations. Nothing in this Article is intended to relieve COMPANY from its obligation to make undisputed payments pursuant to Articles 4 and 6 of this Agreement.

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13.5 Statute of Limitations. The parties agree that all applicable statutes of limitation and time-based defenses (including, but not limited to, estoppel and laches) shall be tolled while the procedures set forth in Sections 13.3(a) are pending. The parties shall cooperate in taking any actions necessary to achieve this result.

14. MISCELLANEOUS.

14.1 Notice. Any notices required or permitted under this Agreement shall be in writing, shall specifically refer to this Agreement, and shall be sent by hand, recognized national overnight courier, confirmed facsimile transmission, confirmed electronic mail, or registered or certified mail, postage prepaid, return receipt requested, to the following addresses or facsimile numbers of the parties:

If to M.I.T.:	Massachusetts Institute of Technology
Technology Licensing Office, Room NE18-501
One Cambridge Center, Kendall Square
Cambridge, MA 02142-1601
Attention: Director
[***]
[***]

If to COMPANY:	Still River Systems, Inc
300 Foster Street
Littleton, MA 01460
Attention: CEO
Tel: 978-540-1500
Fax: 978-540-1501

If to COMPANY, notices regarding financial matters, including invoices:

Contact Name: Controller
Department: Accounting
Address: as above
Tel: as above
Fax: as above

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All notices under this Agreement shall be deemed effective upon receipt. A party may change its contact information immediately upon written notice to the other party in the manner provided in this Section.

14.2 Governing Law. This Agreement and all disputes arising out of or related to this Agreement, or the performance, enforcement, breach or termination hereof, and any remedies relating thereto, shall be construed, governed, interpreted and applied in accordance with the laws of the Commonwealth of Massachusetts, U.S.A., without regard to conflict of laws principles, except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent shall have been granted. The state and federal courts having jurisdiction over Cambridge, MA, USA, provide the exclusive forum for any PATENT CHALLENGE and/or any court action between the parties relating to this Agreement. COMPANY submits to the jurisdiction of such courts and waives any claim that such court lacks jurisdiction over COMPANY or its AFFILIATES or constitutes an inconvenient or improper forum.

14.3 Force Majeure. Neither party will be responsible for delays resulting from causes beyond the reasonable control of such party, including without limitation fire, explosion, flood, war, strike, or riot, provided that the nonperforming party uses commercially reasonable efforts to avoid or remove such causes of nonperformance and continues performance under this Agreement with reasonable dispatch whenever such causes are removed.

14.4 Amendment and Waiver. This Agreement may be amended, supplemented, or otherwise modified only by means of a written instrument signed by both parties. Any waiver of any rights or failure to act in a specific instance shall relate only to such instance and shall not be construed as an agreement to waive any rights or fail to act in any other instance, whether or not similar.

14.5 Severability. In the event that any provision of this Agreement shall be held invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect any other provision of this Agreement, and the parties shall negotiate in good faith to modify the Agreement to preserve (to the extent possible) their original intent. If the parties fail to reach a modified agreement within thirty (30) days after the relevant provision is held invalid or unenforceable, then the dispute shall be resolved in accordance with the procedures set forth in Article 13. While the dispute is pending resolution, this Agreement shall be construed as if such provision were deleted by agreement of the parties.

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14.6 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their respective permitted successors and assigns.

14.7 Headings. All headings are for convenience only and shall not affect the meaning of any provision of this Agreement.

14.8 Confidentiality. Each party hereto agrees that, except with the prior written permission of the other party, it shall at all times hold in confidence and trust and not use or disclose Section 4 of this Agreement or any information marked “confidential” by a party that is provided to or learned by the other party in connection with such other party’s rights under this Agreement; provided, however, each party may disclose any such information to the extent necessary (i) as required to comply with any applicable law or by any court or other governmental body, provided that such party provides the other party with prompt notice of such court order or requirement to enable the other party to seek a protective order or otherwise to prevent or restrict such disclosure; (ii) to legal counsel of such party; or (iii) in connection with the enforcement of this Agreement or rights under this Agreement.

14.9 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to its subject matter and supersedes all prior agreements or understandings between the parties relating to its subject matter.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

The EFFECTIVE DATE of this Agreement is June 20, 2011.

MASSACHUSETTS INSTITUTE OF TECHNOLOGY		STILL RIVER SYSTEMS, INC.

By:	/s/ John H. Turner, Jr.	By:	/s/ Joseph Jachinowski
Name:	John H. Turner, Jr.	Name:	Joseph Jachinowski
Title:	Associate Director, Technology Licensing Office	Title:	CEO

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APPENDIX A

List of Patent Applications and Patents

[***][***Two pages redacted***]

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APPENDIX B

List of Countries (excluding United States) for which

PATENT RIGHTS Applications Will Be Filed, Prosecuted and Maintained

In Europe the following countries shall be designated:

United Kingdom, France, Germany, and Italy